UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: May 28, 2024

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 28, 2024, NovaBay Pharmaceuticals, Inc. (the “Company”) received a letter (“Additional Deficiency Letter”) from the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with the minimum stockholders’ equity requirements of Section 1003(a)(i) of the NYSE American Company Guide. Section 1003(a)(i) of the NYSE American Company Guide requires a listed company to maintain stockholders’ equity of $2.0 million or more if the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. The Company reported stockholders’ equity of $160 thousand as of March 31, 2024 and has had losses from continuing operations and net losses in each of the last three fiscal years.

As previously reported in Item 3.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 19, 2024, the Company was previously notified by the NYSE American on April 18, 2024 (“Initial Deficiency Letter”) that it was not in compliance with the minimum stockholders’ equity requirement of Sections 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide requiring a listed company to have stockholders’ equity of (1) $4.0 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years and (2) $6.0 million or more if the listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years, respectively.  In accordance with the Initial Deficiency Letter, the Company submitted a plan to the NYSE American to regain compliance with the stockholders’ equity continued listing standards on May 8, 2024 (the “Compliance Plan”).

Pursuant to the Additional Deficiency Letter, the Company is subject to the requirements in the Initial Deficiency Letter, and if the Company is not in compliance with all of the stockholders’ equity standards by October 18, 2025 or does not make substantial progress consistent with the Compliance Plan, then the NYSE American will initiate delisting proceedings as appropriate.

The Additional Deficiency Letter has no immediate effect on the listing or trading of the Company’s common stock, par value $0.01 (“Common Stock”), and the Company’s common stock will continue to trade on the NYSE American under the symbol “NBY” with a “below compliance” indicator appended to the Company’s ticker symbol (with the added designation of “.BC”) during the period the Company is not in compliance with the NYSE American’s continued listing standards. The Company’s receipt of the Additional Deficiency Letter does not affect the Company’s business operations or its reporting requirements with the SEC.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 28, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), at which the Company’s stockholders voted on five (5) proposals, each of which is described in more detail in the Company’s proxy statement filed with the SEC on April 18, 2024 (the “Proxy Statement”).  There were 36,060,825 outstanding shares entitled to vote and there were 18,317,862  shares present in person or by proxy at the 2024 Annual Meeting, representing approximately fifty-one percent (51%) of the shares outstanding and entitled to vote and constituting a quorum.  The voting results are presented below.

1.         To elect three (3) Class II directors nominated by the Company’s Board of Directors to hold office for a term of three (3) years or until their respective successors are elected and qualified.

Nominee	For	Withhold	Broker Non-Vote[1]
Julie Garlikov	8,426,320	1,401,370	8,490,172
Justin M. Hall, Esq.	8,301,613	1,526,077	8,490,172
Yongxiang (Sean) Zheng	7,836,350	1,991,340	8,490,172

2.         To ratify the appointment by the Company’s Audit Committee of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain
15,348,923	2,880,950	87,989

1A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

3.         To approve, as required by, and in accordance with, Sections 713(a) and 713(b) of the NYSE American Company Guide, the issuance of an aggregate of 2,528,848 shares of Common Stock upon the exercise and in accordance with the terms of the Company’s Series C Warrants that were issued in the Company’s 2023 Warrant Reprice Transaction (both as defined in the Proxy Statement).

For	Against	Abstain	Broker Non-Vote[1]
7,161,691	2,621,492	44,507	8,490,172

4.         To approve the issuance of an aggregate of 4,750,000 shares of Common Stock upon (i) the conversion of the $525 thousand aggregate principal amount of Unsecured Convertible Notes due March 25, 2026 (as defined in the Proxy Statement) and (ii) the exercise of the Series D Warrant, that were all issued in the Company’s Secured Parties Consent Transaction (both as defined in the Proxy Statement).

For	Against	Abstain	Broker Non-Vote[1]
7,189,067	2,607,787	30,836	8,490,172

5.         To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of all of the Common Stock issued and outstanding, or held in treasury, at a ratio of not less than 1-for-10 and not more than 1-for-35 (the “Proposed Reverse Stock Split”), and to grant authorization to the Company’s Board of Directors to determine, in its sole discretion, the specific ratio at any whole number within such share range and the timing of the Proposed Reverse Stock Split becoming effective or to abandon the Proposed Reverse Stock Split.

For	Against	Abstain
12,159,305	6,091,423	67,134

Item 8.01 Other Events

On May 28, 2024, following stockholder approval, the Board approved a Reverse Stock Split ratio of 1-for-35, and the Company issued a press release announcing the same as well as disclosing the Additional Deficiency Letter. A copy of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Language Concerning Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the impact of the Proposed Reverse Stock Split and the Company’s ability to comply with the continued listing requirements of the NYSE American. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this report, are detailed in the Company’s latest Form 10-Q/K filings with the SEC, especially under the heading “Risk Factors,” and in the Proxy Statement, especially under the heading “Proposal Five: The Reverse Stock Split Proposal — Risks Relating to the Reverse Stock Split.” The forward-looking statements in this report speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: May 29, 2024